Exhibit 10.11

PLACEMENT AGENT AGREEMENT

This agreement (the "Agreement"), effective as of March 11, 2024, confirms the understanding concerning the provision of placement agent services by Fidelity Distributors Company LLC (“FDC”) for certain investment funds that are sold in private placements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Regulation D (or any successors thereto) thereunder and managed by Fidelity Diversifying Solutions (the “Adviser”) as set forth in Schedule A to this Agreement (each a “Fund” and collectively the “Funds”), as follows:

1.
Subject to the terms and conditions set out in this Agreement, the Funds appoint FDC as a placement agent in connection with the sale of Shares (as defined below).

2.
During the term of this Agreement, FDC will act as a non-exclusive placement agent for the Funds (and perform the functions described herein) in connection with the offering of shares of interest, each representing an undivided beneficial interest in the profits and losses of a Fund and the right to receive distributions therefrom ("Shares"). The Funds agree that FDC is entitled to delegate any and all of its duties, functions or powers under this Agreement to another person or persons as sub-placement agents.

3.
In placing Shares pursuant this Agreement, FDC will comply with all applicable law relating to the placement of such Shares under the Securities Act, Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), the Investment Company Act of 1940, as amended from time to time (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the securities or “Blue Sky Laws” of each state in which the offer of the Shares may be made, and all applicable privacy laws, rules and regulations and any rule, regulation, judgment, order, decree or stipulation thereunder or promulgated by the Financial Industry Regulatory Authority (“FINRA”) to which the offer of the Shares may be subject (“Applicable Law”).

4.
FDC represents that it is registered as a broker-dealer under the Exchange Act and will comply with any regulatory requirements with respect to the services provided under this Agreement. To the best of its knowledge, neither FDC, nor any of its members, officers or employees, nor any person acting on its behalf with its permission, has taken any action or done anything which would conflict with the conditions and requirements of Applicable Law or would adversely affect the registration of or exemption from registration of the Shares under Applicable Law. FDC will disclose to the Funds any changes in FDC's representation promptly made in this paragraph 4.

FDC represents that neither FDC nor (i) its managing member, (ii) any registered representative with FDC in selling Shares, or (iii) any director, executive officer, or other officer of FDC or its managing member participating in the offer and sale of Shares, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d) or (e) of Regulation D of the Securities Act (each, a “Disqualification Event”). FDC agrees to notify the Funds immediately upon becoming aware that the foregoing is not, or is no longer, complete and accurate in every material respect. The Funds will notify FDC in the event any placement agent, other than FDC, has any such Disqualification Event and will provide FDC with any such disclosures.

5.
By entering into this Agreement, FDC acknowledges that the Shares are to be issued in private placements and has established procedures to ensure Shares are offered only to those investors who may be properly qualified pursuant to Applicable Law (the "Private Placement Procedures"). FDC

represents that, neither it, nor anyone acting on its behalf, either directly or indirectly through an agent, has engaged or will engage in any form of Private Placement solicitation or advertising that would be in violation of the Private Placement Procedures.

In this regard, FDC shall not engage in activities that constitute a general advertisement or solicitation under Applicable Law, or solicit any investors, in such a manner that would cause the Funds to be unable to rely on Section 4(a)(2) or Regulation D (or any successors thereto) for an exemption from registration of its securities under the Securities Act.

FDC will promote the Shares to such persons whom FDC has reasonable grounds to believe, and does believe, meet the suitability and qualification requirements specified in the Private Placement Procedures and the Offering Materials. Additionally, FDC will only promote Shares to such persons who qualify for an exemption under FINRA Rule 5122 and/or 5123.

6.
Each Fund will be solely responsible for the preparation and content of its private placement memorandum, together with the appendices, exhibits and any amendments or supplements thereto (each a "PPM"), plus its subscription agreement (each a "Subscription Agreement" and together with the PPM, the “Offering Materials”). At any such time when Shares are issued by a Fund, such Fund will be deemed to have represented and warranted to FDC that the Offering Materials do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

7.
FDC agrees not to use or issue any advertisement, marketing material or other sales literature concerning any Fund, the Adviser or any of their affiliates ("Marketing Materials") without the prior written consent of the Funds, except such material that is directly furnished to FDC by the Funds. It shall be FDC’s sole decision as to whether to utilize any such Marketing Materials. The Funds represent and warrant that any Marketing Materials provided by the Funds will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

However, this shall not prevent FDC from including the names of the Funds on a non-public list of Funds which may be available or developing materials in reliance upon or in conformity with information furnished to FDC for use in such materials by the Adviser.

8.
With respect to Funds that are subject to Rule 206(4)-1 under the Advisers Act (“Marketing Rule”), should the services provided by FDC herein be deemed to be a Testimonial or Endorsement as defined in the Marketing Rule, each of FDC and the Funds hereby agree to undertake to comply with the requirements of the Marketing Rule as it applies to affiliated entities that are under common control. In furtherance of the foregoing, FDC:

(i)
Agrees that it will make every reasonable effort to ensure that all written or oral Testimonials or Endorsements (as defined under the Marketing Rule) comply with all applicable requirements of the Marketing Rule. Furthermore, FDC agrees to retain applicable records with respect to such Testimonials or Endorsements made by FDC. FDC further agrees that it shall promptly provide to the Adviser such copies and any other information that the Funds or the Adviser may reasonably request in order to assist with the Adviser’s compliance with the Marketing Rule and the requirements set forth in Rule

204-2 under the Advisers Act.

(ii)
Agrees that it will perform its services under this Agreement in a manner consistent with the instructions of the Funds and/or the Adviser and the provisions of the Advisers Act and the rules thereunder; and

(iii)
Agrees that it will, upon the request of the Funds or the Adviser, deliver to the Adviser a written acknowledgment confirming FDC’s compliance with these provisions of this Agreement.

For the avoidance of doubt, as of the date of this Agreement, the Marketing Rule is not applicable to investment companies that are registered under the 1940 Act or that have elected to be regulated as business development companies under the 1940 Act.

9.
FDC shall be responsible for the delivery, distribution or dissemination of the Offering Materials and any Marketing Materials to prospective investors in the Funds. FDC agrees that it will only deliver, distribute or disseminate Offering Materials and Marketing Materials to persons whom FDC reasonably believes at the time of delivery meet the suitability and qualification requirements specified in the Private Placement Procedures and the Offering Materials.

10.
Each Fund will be solely responsible, including any such costs, for any Blue Sky, security notice or any other applicable security filings with any state and/or federal regulators. Additionally, each Fund will advise FDC of any limitations regarding the placement of any such Shares.

11.
FDC shall have no authority to act as agent for the Funds or the Adviser or their affiliates and nothing will be deemed to constitute FDC or any of its representatives as agent, partner, or employee of the Adviser or the Funds. FDC shall not, without the Funds’ prior approval, (i) make any oral or written representation with respect to the Funds, the Adviser or any of their affiliates, to any prospective investors that are not set forth in or are inconsistent with statements in materials provided to FDC by the Funds, including each Fund's Offering Materials, as defined above, or other offering documents provided to FDC by the Funds, or (ii) represent that it is acting on behalf of the Adviser, any of the Funds or their affiliates, rather than as an independent party.

12.
Each Fund will be solely responsible for accepting and processing Subscription Agreements. FDC acknowledges and agrees that it is not authorized to commit the Adviser, any Fund or any of the Adviser’s other affiliates to any obligation or liability of any nature.

13.
FDC agrees to comply with the applicable "pay to play" rules implemented by FINRA. In addition, to facilitate the Adviser’s ability to meet its obligations under Rule 206(4)-5, FDC further agrees to provide to the Adviser promptly upon request a copy of any records relating to any (i) U.S. government entities solicited for or on behalf of the Adviser or (ii) U.S. government entities already invested in any of the Funds managed by the Adviser and solicited by FDC.

14.
FDC shall indemnify the Funds against, and hold them harmless from, any and all penalties, damages, losses, liabilities or other expenses (including reasonable attorneys’ fees) (“Losses”) that may be incurred by, imposed upon, or asserted against the Funds by reason of any claim, regulatory proceeding, or litigation arising from (i) FDC’s breach of this Agreement or (ii) FDC’s gross negligence or willful misconduct in the offering of Shares.

FDC shall have no responsibility for the acts or omissions of the Adviser, the Funds or any of their agents for any loss resulting from (i) any breach of fiduciary duty of the Adviser or Funds, (ii) anything done or omitted to be done in good faith reliance on any written, electronic or telephonic directions from the Funds or any authorized representative thereof, (iii) any inaccurate, outdated or incomplete information provided by the Adviser, any Fund, or included in any Marketing Materials or the Offering Materials, or (iv) the Funds’ failure to perform its obligations hereunder.

The Funds shall indemnify FDC against and hold it harmless from any and all Losses arising out of, imposed upon, or asserted against FDC by reason of any claim, regulatory proceeding, or litigation arising from (i) the failure of the Funds to fulfill their obligations hereunder; (ii) any breach of this Agreement by the Funds; (iii) the Funds’ negligence, willful misconduct or bad faith in performing its obligations hereunder or (iv) inaccurate, outdated, or incomplete information provided by the Adviser or any Fund included in any Marketing Materials or the Offering Materials.

15.
FDC acknowledges that this Agreement grants it the non-exclusive right to offer Shares of the Funds. However, FDC further acknowledges that the Funds and their affiliates may, without the prior written consent of FDC, offer and sell Shares and may engage third parties other than FDC to act as placement agents or otherwise assist in the offer and sale of Shares ("Other Placement Activities"). FDC also agrees that it shall have no rights or interests in Other Placement Activities or any profits or payments therefrom or related thereto.

16.
FDC represents that it has established and implemented anti-money laundering compliance programs in accordance with Applicable Law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of the Shares.

17.
This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws rules of that or any other jurisdiction. To the extent applicable, if the laws of the Commonwealth of Massachusetts or any of the provisions of this Agreement conflict with applicable provisions of the Applicable Law, or other federal laws or regulations, the latter shall control.

18.
This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

19.
The parties hereto shall maintain accounts and records sufficient to effectuate the terms of this engagement.

20.
Each party acknowledges that during the performance of its responsibilities hereunder, FDC and its affiliates and their respective officers, directors, agents and representatives, (the "Restricted Parties") may become aware of trade secrets, confidential information or proprietary rights of the other party or their affiliates, including, without limitation, information relating to former, existing and prospective investors, trading and investment strategies, performance, client information, performance, investments in other funds, business methods, research models and financial data ("Confidential Information"). Each party agrees that during and after the term of this Agreement it will (and will cause the Restricted Parties to) hold in confidence and not disclose to any person or utilize on behalf of itself or any other person (other than in the performance of its obligations hereunder) any Confidential

Information. Confidential Information does not include information that is or becomes generally available to the public other than in a manner not permitted hereunder or that each party is required to disclose pursuant to any applicable law, rule or regulation or pursuant to the written request of a governmental authority or a court order.

21.
This Agreement shall continue in effect until terminated. Either party may terminate this Agreement at any time by providing written notice to the other sixty (60) days prior to the termination date, but such termination shall not affect compensation owed, if any, prior to the termination date. However, to the extent any Fund dissolves or is otherwise closed, such termination may be effective immediately upon such closing. The termination of this Agreement with respect to a particular Fund will not cause its termination with respect to any other Fund. No assignment of this Agreement shall be made without the prior written consent of the other party. This agreement shall not be modified except by written agreement of the parties.

22.
Any notices shall be provided in writing via overnight, first class mail or electronically delivered to the following:

All notices to FDC shall be directed as follows:

Fidelity Distributors Company LLC

900 Salem Street

Smithfield, RI 02917

All notices to the Funds shall be directed as follows:

Fidelity Private Credit Company LLC

c/o Fidelity Diversifying Solutions LLC

245 Summer Street

Boston, MA 02210

Attn: Chief Legal Officer

IN WITNESS WEHREOF, the parties hereto have duly executed this Agreement effective as of the date set forth above.

THE FUNDS SET FORTH IN SCHEDULE A

By:	/s/ Heather Bonner
Name:	Heather Bonner
Title:	President and Treasurer
Date:	3/14/2024

FIDELITY DISTRIBUTORS COMPANY LLC

By:	/s/ Dalton Gustafson
Name:	Dalton Gustafson
Title:	President
Date:	3/14/2024

Schedule A

Funds

Fidelity Private Credit Company LLC